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                                                                      EXHIBIT 11

                         SHOLODGE, INC AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       PRIMARY AND ASSUMING FULL DILUTION


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                                                                 12 WEEKS ENDED                      28 WEEKS ENDED
                                                           ------------------------------------------------------------------
                                                            JULY 14,         JULY 9,           JULY 14,            JULY 9,
                                                              1996             1995              1996               1995
                                                           ------------------------------------------------------------------
PRIMARY:

  EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
     FROM CONTINUING OPERATIONS,
           BEFORE EXTRAORDINARY ITEMS                       3,039,482         9,836,922        $5,033,923         $14,640,261
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
           NET OF INCOME TAXES                                                  (14,127)                              (45,382)
     EXTRAORDINARY LOSS, NET OF INCOME TAXES                                   (190,388)                             (708,195)
                                                           ------------------------------------------------------------------
     NET EARNINGS                                          $3,039,482        $9,632,407        $5,033,923         $13,886,684
                                                           ==================================================================
  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                         8,494,133         8,526,118         8,443,028           8,591,683
                                                           ==================================================================
  PRIMARY EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS,
           BEFORE EXTRAORDINARY ITEMS                           $0.36             $1.15             $0.60               $1.70
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
           NET OF INCOME TAXES                                                   ($0.00)                                $0.00
     EXTRAORDINARY LOSS, NET OF INCOME TAXES                                     ($0.02)                               ($0.08)
                                                           ------------------------------------------------------------------
     NET EARNINGS                                               $0.36             $1.13             $0.60               $1.62
                                                           ==================================================================

FULLY DILUTED:

  EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
     FROM CONTINUING OPERATIONS,
           BEFORE EXTRAORDINARY ITEMS                      $3,039,482        $9,836,922        $5,033,923         $14,640,261
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
           NET OF INCOME TAXES                                                  (14,127)                              (45,382)
     EXTRAORDINARY LOSS, NET OF INCOME TAXES                                   (190,388)                             (708,195)
                                                           ------------------------------------------------------------------
     NET EARNINGS                                          $3,039,482        $9,632,407        $5,033,923         $13,886,684

  INTEREST (LESS TAX) ON CONVERTIBLE
    SUBORDINATED DEBENTURES                                  $588,396           586,471        $1,372,925           1,368,433

  ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK:
     FROM CONTINUING OPERATIONS,
           BEFORE EXTRAORDINARY ITEMS                      $3,627,878       $10,423,393        $6,406,848         $16,008,694
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
           NET OF INCOME TAXES                                                  (14,127)                              (45,382)
     EXTRAORDINARY LOSS, NET OF INCOME TAXES                                   (190,388)                             (708,195)
                                                           ------------------------------------------------------------------
     NET EARNINGS                                          $3,627,878       $10,218,878        $6,406,848         $15,255,117
                                                           ==================================================================

  SHARES:
     WEIGHTED AVERAGE COMMON AND COMMON
      EQUIVALENT SHARES OUTSTANDING                         8,494,133         8,526,118         8,443,028           8,591,683

     SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE
       SUBORDINATED DEBENTURES                              2,316,602         2,316,602         2,316,602           2,316,602
                                                           ------------------------------------------------------------------
                                                           10,810,735        10,842,720        10,759,630          10,908,285
                                                           ==================================================================

   FULLY DILUTED EARNINGS PER SHARE:
     FROM CONTINUING OPERATIONS,
           BEFORE EXTRAORDINARY ITEMS                           $0.34             $0.96             $0.60               $1.47
     INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
           NET OF INCOME TAXES                                                   ($0.00)                               ($0.01)
     EXTRAORDINARY LOSS, NET OF INCOME TAXES                                     ($0.02)                               ($0.06)
                                                           ------------------------------------------------------------------
     NET EARNINGS                                               $0.34             $0.94             $0.60               $1.40
                                                           ==================================================================
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